Exhibit 32.1

Principal Executive Officer Certification

In connection with the Quarterly Report on Form 10-Q of Staples, Inc. (the “Company”) for the period ended May 4, 2013 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned, Ronald L. Sargent, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	May 22, 2013	/s/ Ronald L. Sargent
Ronald L. Sargent
Chairman and Chief Executive Officer
(Principal Executive Officer)